                                                             EXHIBITS 5 and 23.2


                          Taft, Stettinius & Hollister
                             1800 Star Bank Center
                               425 Walnut Street
                          Cincinnati, Ohio  45202-3957

                                  May 29, 1997


Securities & Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir or Madam:

         We have acted as counsel for Duramed Pharmaceuticals, Inc. (the "Company") in connection with its filing of a Registration Statement on Form S-3 concerning the registration of up to 89,369 shares of common stock, $.01 par value (the "Common Stock"), to be sold by the Selling Shareholder identified in the Registration Statement.

         It is our opinion that the registration of the shares of Common Stock covered by the Registration Statement and the issuance of such shares by the Company have been duly authorized by all necessary corporate action by the Company and that such shares have been legally issued and are fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an Exhibit to the aforesaid Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                        Yours very truly,


                                        /s/ Taft, Stettinius & Hollister